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                                                                   Exhibit 1.1

                                4,200,000 Shares1

                         AZTEC TECHNOLOGY PARTNERS, INC.

                                  Common Stock

                                   [Form of]

                             UNDERWRITING AGREEMENT

                                                                  June __, 1998

BANCAMERICA ROBERTSON STEPHENS
VOLPE BROWN WHELAN & COMPANY, LLC
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
  as Representatives of the several Underwriters
  (the "Representatives")
c/o BancAmerica Robertson Stephens
555 California Street
Suite 2600
San Francisco, California 94104

Ladies and Gentlemen:

         Aztec Technology Partners, Inc., a Delaware corporation (the "Company"), addresses you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (hereinafter collectively called the "Underwriters") and hereby confirms its respective agreements with the several Underwriters as follows:

         1. Description of Shares. The Company proposes to issue and sell 4,200,000 shares of its authorized and unissued Common Stock, par value $0.001 per share, to the several Underwriters. The 4,200,000 shares of the Company's Common Stock, par value $0.001 per share, to be sold by the Company are hereinafter collectively called the "Firm Shares". The Company also proposes to grant to the Underwriters an option to purchase up to 630,000 additional shares of the Company's Common Stock, par value $0.001 per share, respectively, as provided in Section 7 hereof. The up to 630,000 additional shares of the Company's Common Stock, par value $0.001 per share, to be sold by the Company if the Underwriters exercise such option pursuant to Section 7 are hereinafter collectively called the "Option Shares". As used in this Agreement, the term "Shares" shall include

---------------------
     1 Plus an option to purchase up to 630,000 additional shares from the Company to cover over-allotments, if any.

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the Firm Shares and the Option Shares. All shares of the Company's Common Stock, par value $0.001 per share, to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock".

         2.       Representations, Warranties and Agreements of the Company.

                  The Company represents and warrants to and agrees with each of the Underwriters that:

                           (a)      A registration statement on Form S-1 (File
No. 333-47501) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "Preliminary Prospectuses") and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you.

                           If the registration statement relating to the Shares
has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 43OA(a) or, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 43OA(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 43OA(b) or Rule 434(d)

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of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 43OA(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 43OA(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of BancAmerica Robertson Stephens, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement.

                           (b)      The Commission has not issued any order
preventing or suspending the use of any Preliminary Prospectus or, to the knowledge of the Company, instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue

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statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendments or supplements thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the preparation thereof.

                           (c)      Each of the Company and its subsidiaries
that have been incorporated has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each subsidiary organized as a limited liability company has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, except as may be pledged as security for the $150.0 million credit facility from Bankers Trust Company (the "BT Credit Facility") or as otherwise disclosed in the Prospectus; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"); no proceeding is pending or to the Knowledge of the Company has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business or where failure to possess or operate in compliance therewith would not have a Material Adverse Effect, all of which are valid and in full force and effect; neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws in the case of a corporation or certificate of organization or operating agreement in the case of a limited liability company, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound, except such as would not have a Material Adverse Affect; and neither the Company nor any of its subsidiaries is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties of which it has knowledge, except as contemplated by the Prospectus or

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where any such violation or default would not have a Material Adverse Effect.
The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Aztec International, Bay State Computer Group, Compel Corporation, Digital Network Associates, Inc., Entra Computer Corp., Fortran Corp., Mahon Communications Corporation, Office Equipment Services, Inc., Professional Computer Solutions, Inc., and Professional Network Services, Inc., and all references in this Agreement to "subsidiaries" refer to the foregoing entities.

                           (d)      The Company has full corporate right, power
and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law, including federal or state securities law, or the public policy underlying such laws, and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound, (ii) the charter or bylaws of the Company or any of its subsidiaries in the case of a corporation or the certificate of organization or operating agreement in the case of a limited liability company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties, except as contemplated by the Prospectus or where any such breach or violation would not have a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or any of its subsidiaries of the transactions herein contemplated, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Candadian securities laws or state or other securities or Blue Sky laws or by the National Association of Securities Dealers, Inc. (the "NASD"), all of which requirements have been satisfied in all material respects.

                           (e)      There is not any pending or, to the best of
the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its subsidiaries or any of their respective properties, assets or rights or, to the Company's knowledge, any of their respective officers or directors before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective officers or properties or otherwise which
(i) if adversely determined would have a Material Adverse Effect, (ii) if adversely determined would reasonably prevent consummation of the transactions

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contemplated hereby or (iii) is required to be disclosed in the Registration
Statement or the Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement.

                           (f) All outstanding shares of capital stock of the
Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations), and the authorized and outstanding capital stock of the Company conforms in all material respects as is set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state in all material respects the substance of the instruments defining the capitalization of the Company); the Firm Shares and the Option Shares to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Firm Shares or the Option Shares to be purchased from the Company hereunder or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Exchange Act or state or other securities or Blue Sky laws or the NASD. All issued and outstanding shares of capital stock of each subsidiary of the Company which are owned by the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations) and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, except as secutity for the BT Credit Facility or as otherwise disclosed in the Prospectus. Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any

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contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                           (g)      Each of the accounting firms that has
examined certain of the financial statements that are filed with the Commission as a part of the Registration Statement and are included in the Prospectus, are to the Company's knowledge, independent accountants within the meaning of the Act and the Rules and Regulations; the financial statements (including the related notes) included in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly, in all material respects, the financial position, the results of operations and cash flows of the applicable company at the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except as may otherwise be stated therein. The interim financial statements set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto) have been prepared, to the extent such information relates to the Company, on a basis consistent with the audited financial statements and reflect all adjustments that are necessary to a fair statement of the results for the interim periods presented. All pro forma financial information required to be included in the Prospectus has been included and such required information has been prepared, in all material respects, in accordance with the Commission's rules and guidelines with respect to pro forma financial information. No financial statements or schedules, other than the financial statements or schedules that are included in the Registration Statement, are required to be included in the Registration Statement.

                           (h)      Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus and except as described in the Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise, and, except as described in the Prospectus, (ii) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and its subsidiaries that would have a Material Adverse Effect, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that would have a Material Adverse Effect, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries or (vi) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained that would have a Material Adverse Effect..

                           (i)      Except as set forth in the Registration
Statement and the Prospectus, (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of any

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pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect, (ii) the agreements to which the Company or any of its subsidiaries is a party described in the Registration Statement and the Prospectus are valid agreements, to the Company's knowledge, enforceable by the Company and its subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements and
(iii) each of the Company and its subsidiaries has, to the Company's knowledge, valid and enforceable leases for all properties described in the Registration Statement and the Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                           (j)      The Company and its subsidiaries have timely
filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any of its subsidiaries that might have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

                           (k)      The Company and its subsidiaries maintain
insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any such subsidiary, since the date of its acquisition, has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Materially Adverse Effect.

                           (l)      To the Company's knowledge, no labor
disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and, except as provided in the Prospectus, to the Company's knowledge, there is no existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, value added resellers, subcontractors, original equipment manufacturers, authorized dealers or international distributors that would reasonably be expected to result in a Material Adverse Effect.

                           (m)      Except as described in the Prospectus or as
would not have a Material Adverse Effect, each of the Company and its subsidiaries owns or possesses adequate rights to use

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all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary to conduct its businesses as described in the Registration Statement and the Prospectus; the expiration of any patents, patent rights, trademarks, service marks, or copyrights would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of, or the Company has any knowledge of, any infringement of or conflict with asserted rights of the Company or any of its subsidiaries by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and neither the Company nor any of its subsidiaries has received any notice of, or the Company has any knowledge of, any infringement of or conflict with valid rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

                           (n)      The Common Stock has been approved for
quotation on the Nasdaq National Market, subject to official notice of issuance.

                           (o)      The Company has been advised concerning the
Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                           (p)      The Company has not distributed and will not
distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                           (q)      Neither the Company nor any of its
subsidiaries has since the date of its acquisition, or to the Company's Knowledge, has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or by the laws of Canada or any province or jurisdiction thereof.

                           (r)      The Company has not taken and will not take,
directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M under the Exchange Act or designed to, or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

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                           (s)      Each officer and director of the Company,
and each of certain other beneficial owners of Common Stock named in Schedule B hereto have agreed in writing that such person will not, for a period of 180 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition"), any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, the "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, other than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) the exercise of stock options or
(iii) with the prior written consent of BancAmerica Robertson Stephens. The persons listed on Schedule B hereto agree that the foregoing restriction precludes the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which certain of its officers and directors and certain of its stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers or directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of BancAmerica Robertson Stephens.

                           (t)      Except as set forth in the Registration
Statement and the Prospectus, (i) the Company and its subsidiaries are in compliance in material respects with all material rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their businesses, except where such noncompliance would not have a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim would have a Material Adverse Effect or is required to be disclosed in the Registration Statement and the Prospectus, (iii) to the Knowledge of the Company, neither the Company nor any of its subsidiaries will be required to make during the foreseeable future material capital expenditures to comply with Environmental Laws as currently in effect and (iv) no property which is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive

Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                           (u)      The Company and each of its subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material transactions are executed in accordance with management's general or specific authorizations, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (v)      There are no outstanding loans, advances
(except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them required to be disclosed in the Registration Statement and Prospectus, except as disclosed in the Registration Statement and the Prospectus.

                           (w)      The Company has entered into the
Distribution Agreement, the Tax Allocation Agreement, the Employee Benefits Agreement, and the Tax Indemnification Agreement (all as defined in the Registration Statement and the Prospectus), and such agreements constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The descriptions of such agreements contained in the Prospectus accurately summarize the material terms of such agreements.

3. Purchase Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, acting severally and not jointly, to purchase from the Company at a purchase price of $______ per share, the Firm Shares. The obligation of each the Underwriters to the Company shall be to purchase from the Company that number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section
10).

                  Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds to the Company. Such delivery and payment shall take place at the Washington, D.C. office of Wilmer, Cutler & Pickering (or at such other place as may be agreed upon among the Representatives, the Company and the Attorneys), at 9:00 A.M. (EDST time) on the fourth (4th) full business day following the date of this Agreement or at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representatives, the Company and the Attorneys may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date"; provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two
(2) full business days following delivery of copies of the Prospectus to the Representatives. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location, including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two
(2) full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

                  It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                  After the Registration Statement becomes effective, the several Underwriters intend to make an initial public offering (as such term is described in Section 11 hereof) of the Firm Shares at an initial public offering price of $_____ per share. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price.

                  The information set forth in the last paragraph on the front cover page, the two bold legends on the bottom of the inside fron cover and under the caption "Underwriting" (insofar as such information relates to the Underwriters) in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4. Further Agreements of the Company. The Company agrees with the several Underwriters that:

                           (a)      The Company will use its best efforts to
cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the

Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 43OA(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and the term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of the Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable opinion of Winston & Strawn, counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or the Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other Prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or the Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

                           (b) The Company will advise you, promptly after it
shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                           (c)      The Company will use its best efforts to
qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process or to take any action which would subject it to taxation in such state or jurisidiction solely on account of registration of the Shares. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

                           (d) The Company will furnish to you, as soon as
available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first (1st) full business day following the first (1st) day that Shares are traded, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if BancAmerica Robertson Stephens, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

                           (e)      The Company will make generally available to
its securityholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                           (f) During a period of five (5) years after the date
hereof, the Company will furnish to its stockholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and such unaudited quarterly reports of operations for each of the first three quarters of the fiscal year as may be required by applicable law or the rules of NASDAQ/NMS to be sent to stockholders, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's stockholders,
(ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared by the Company or any of its subsidiaries and (vi) any additional material information of a public nature concerning the Company or any of its subsidiaries or their businesses which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated or combined basis to the extent that the accounts of the Company and its subsidiaries are consolidated or combined and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated or combined.

                           (g)      The Company will apply the net proceeds from
the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                           (h) The Company will maintain a transfer agent and,
if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                           (i)      The Company will use its best efforts to
comply with all criteria to have its Common Stock listed on the NASDAQ National Market or any other national securities exchange on which the Common Stock is then listed.

                           (j)      If the transactions contemplated hereby are
not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on their respective parts to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to
Section 11(b)(i), the Company shall reimburse the several Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Underwriters' Counsel) incurred by the Underwriters in investigating or preparing to market or marketing the Shares.

                           (k)      If at any time during the 90-day period
after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially adversely affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                           (l)      Except as disclosed in the Prospectus and
the financial statements of the Company, and the related notes thereto, included in the Prospectus, during the Lock-up Period, the Company will not, without the prior written consent of BancAmerica Robertson Stephens, effect the Disposition of, directly or indirectly, any Securities other than (i) the sale of Firm Shares and Option Shares, (ii) the Company's granting of options with respect to, and the issuance and registration of shares of Common Stock by the Company in connection with, the Stock Option Plan, (iii) the distribution of its Securities to stockholders of U.S. Office Products Company pursuant to the Registration Statement on Form S-1 (File No. 333-46533) (the "Aztec Distribution") and (iv) the issuance of securities in connection with acquisitions.

                           (m) The Company will file Form SR in conformity with
the requirements of the Act and the Rules and Regulations.

         5.       Expenses.

                           (a)      The Company agrees with each of the
Underwriters that:

                                    (i)     The Company will pay and bear all
costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, other than the fees and expenses of Underwriters counsel and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agent's and registrar's fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder;

                                    (ii) In addition to its other obligations
under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's 30 largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request; and

                           (b) In addition to their other obligations under
Section 8(b) hereof, the Underwriters, acting severally and not jointly, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof, they will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                           (c)      It is agreed that any controversy arising
out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii) and 5(b) and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(d) hereof.

         6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

                           (a)      The Registration Statement shall have become
effective not later than 2:00 P.M., San Francisco time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

                           (b)      All corporate proceedings and other legal
matters in connection with this Agreement, the form of the Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 6.

                           (c)      Subsequent to the execution and delivery of
this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or the Prospectus, which, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

                           (d)      (i) You shall have received on the Closing
Date and on any later date on which Option Shares are to be purchased, as the case may be, the following opinion of counsel for the Company as to the Company and all United States subsidiaries, Wilmer, Cutler & Pickering, and of Canadian counsel as to opinions (A), (B), (C), (D), (E), (G), (O), (P), (Q), (R) below, for all Canadian subsidiaries, each dated the Closing Date or such later date on which Option Shares are to be purchased addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                                    (A)     Each of the Company and its
     subsidiaries organized as a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                                    (B) Each subsidiary organized as a limited
     liability company has been duly organized and is in good standing under the laws of its jurisdiction of organization;

                                    (C)     Each of the Company and its
     subsidiaries organized as a corporation has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                                    (D) Each subsidiary organized as a limited
     liability company has the power and authority to own, lease and operate its properties and to conduct its business as now conducted as described in the Prospectus;

                                    (E)     Each of the Company and its
     subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each state specified on Schedule C hereto. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries;

                                    (F) The authorized, issued and outstanding
     capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations);

                                    (G) All issued and outstanding shares of
     capital stock of each subsidiary of the Company organized as a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and are owned by the Company free and, except pursuant to the BT Credit Facility or as described in the Prospectus clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations);

                                    (H) The Firm Shares or the Option Shares, as
     the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and, to such counsel's Knowledge will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations);

                                    (I)     The Company has the corporate power
     and authority to enter this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                                    (J)     This Agreement has been duly
     authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law or public policy and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                                    (K)     The Commission has advised the
     Company that the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are currently pending or overtly threatened under the Act;

                                    (L)     The information in the Prospectus
     under the captions "Description of Capital Stock", "Risk Factors - Potential Liability for Taxes Related to the Distributions", "Risk Factors
     - Possible Limitations on Issuances of Common Stock", and "The Spin-Offs from U.S. Office Products", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions in all material respects; and the form of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Delaware law;

                                    (M)     The descriptions in the Registration
     Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations; the descriptions of the Distribution Agreement, the Tax Allocation Agreement, the Employee Benefits Agreement, and the Tax Indemnification Agreement in the Registration Statement and the Prospectus accurately summarize in all material respects the material terms of such agreements;

                                    (N) To such counsel's knowledge, there are
     no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

                                    (O)     The performance of this Agreement
     and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, (c) any applicable statute, rule or regulation known to such counsel or, (d) to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations; provided, however, that no opinion need be rendered concerning state securities laws, Canadian securities laws, or Blue Sky laws or the rules and regulations of NASD;

                                    (P) No consent, approval, authorization or
     order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or the Exchange Act or such as may be required under state or other securities or Blue Sky laws or the NASD in connection with the purchase and the distribution of the Shares by the Underwriters;

                                    (Q) To such counsel's knowledge, there are
     no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein;

                                    (R) To such counsel's knowledge, neither the
     Company nor any of its subsidiaries is presently (a) in material violation of its respective charter or bylaws in the case of corporations or certificate of organizaation or operating agreement in the case of limited liability companies or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations, except in the case of clause (b) for such breach which individually or in the aggregate would not have a Material Adverse Effect;

                                    (S)     To such counsel's knowledge, except
     as described in the Prospectus no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and the Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights; and

                                    (T)    For U.S. federal income tax purposes,
     the Workflow Distribution (as defined in the Registration Statement and Prospectus) will qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code (the "Code") and will be taxable under Section 355(e) of the Code.

                  In addition to their opinions set forth above, Wilmer, Cutler & Pickering shall include in its opinion the following statements. Because the primary purpose of its engagement was not to establish factual matters and because of the wholly or partially nonlegal character of many determinations involved in the preparation of the Registration Statement and the Prospectus, it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent expressly set forth above) and makes no representation that it has independently checked, investigated or verified the accuracy, completeness or fairness of such statements (except as aforesaid). However, it met with and participated in conferences with representatives of the Company, representatives of the Underwriters, Underwriters' Counsel and representatives of the independent accountants for the Company, during which the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on its participation in the above-mentioned conferences, its review of the documents described above, and relying as to materiality upon the opinions and statements of officers of the Company, it advises the Underwriters that nothing has come to its attention that causes it to believe that the Registration Statement (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given), at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given), as of the date of the Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          Counsel rendering the foregoing opinion may rely as to
questions of law not involving the laws of the United States of America or the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                           (e)      You shall have received on the Closing Date
and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Winston & Strawn, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                           (f)      (i) You shall have received on the Closing
Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Price Waterhouse LLP addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (hereinafter called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and
(ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or the Prospectus, which, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Price Waterhouse LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of April 30, 1996, and April 26, 1997 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended March 31, 1995, March 31, 1996 and April 26, 1997, (iii) state that Price Waterhouse LLP has performed the procedures set forth in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and provide the report of Price Waterhouse LLP described in SAS 71 on the financial statements for the nine month period ended January 24, 1998 (the "Nine Month Period Financial Statements"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Nine Month Period Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the period presented and (v) address other matters agreed upon by Price Waterhouse LLP and you.

                                    (ii)  You shall have received on the date
hereof a letter from each of the accounting firms that has examined certain of the financial statements that are filed with the Commission as a part of the Registration Statement and are included in the Prospectus addressed to the Company and the Underwriters, dated the date hereof, confirming that (i) they are independent certified public accountants with respect to the applicable subsidiary of the Company within the meaning of the Act and the applicable published Rules and Regulations and (ii) the financial statements audited by such independent certified public accountants and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published Rules and Regulations.

                           (g)      You shall have received on the Closing Date
and on any later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                                          (i)        The representations and
                    warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                                         (ii)       No stop order suspending the
                    effectiveness of the Registration Statement has been issued and, to the Knowledge of the Company, no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                                        (iii)        When the Registration
                    Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations and in all material respects conformed to the requirements of the Act and the Rules and Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                                         (iv)       Subsequent to the respective
                    dates as of which information is given in the Registration Statement and the Prospectus and except as described in the Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries that would have a Material Adverse Effect, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

                         (h)       The Company shall have obtained and delivered
to you an agreement from each officer and director of the Company, and each of other certain beneficial owners of Securities named in Schedule B hereto in writing prior to the date hereof that such person will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, other than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) the exercise of stock options or (iii) with the prior written consent of BancAmerica Robertson Stephens.
The foregoing restriction shall have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

                           (i)      You shall have received from U.S. Office
Products Company ("USOP") a certificate to the effect that the self-tender offer by USOP to its shareholders has been completed and certifying the number of shares of USOP common stock purchased pursuant to the tender offer and the number of shares of USOP common stock issued and outstanding immediately after the completion of the tender offer transaction.

                           (j)      The Company shall have furnished to you such
further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of their respective obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                          All such opinions, certificates, letters and documents
will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         7.       Option Shares.

                           On the basis of the representations, warranties and
agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to 630,000 Company Option Shares at the purchase price per share for the Firm Shares set forth in
Section 3 hereof. Such option may be exercised by the Representatives on behalf of the several Underwriters on one (1) or more occasions in whole or in part during the period of 30 days after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.

                           Delivery of definitive certificates for the Option
Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds to the Company with regard to the Option Shares. Such delivery and
                                      -26-
payment shall take place at the Washington, D.C. office of Wilmer, Cutler & Pickering (or at such other place as may be agreed upon among the Representatives and the Company) (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Date or (ii) on a later date which shall not be later than the third (3rd) full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than two (2) full business days prior to the Closing Date.

                           The certificates for the Option Shares to be so
delivered will be made available to you at such office or such other location, including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

                           It is understood that you, individually, and not as
the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                           Upon exercise of any option provided for in Section
7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, to the conditions set forth in Section 6 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the satisfaction of any of the conditions herein contained.

         8.       Indemnification and Contribution.

                           (a)      The Company agrees to indemnify and hold
harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" pursuant to Rule 2720 of the NASD Conduct Rules), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses,
                                      -27-
claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this
Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Preliminary Prospectus or Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

                           The indemnity agreement in this Section 8(a) shall
extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                           (b)      Each Underwriter, severally and not jointly,
agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

                           The indemnity agreement in this Section 8(b) shall
extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                           (c) Promptly after receipt by an indemnified party
under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, which approval will not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

                           (d)      In order to provide for just and equitable
contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject in such proportion so that the Underwriters, acting severally and not jointly, are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company. This subparagraph (d) shall not be operative as to any Underwriter to the extent that the Company or each person who controls the Company and each officer of the Company who signed the Registration Statementand each director of the Company has received indemnity under this Section 8.

                           (e)      The parties to this Agreement hereby
acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus as required by the Act and the Exchange Act. The parties hereto are hereby advised that federal or state public policy, as interpreted by courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and hereby further agree not to attempt to assert any such defense.

         9. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

         10. Substitution of Underwriters. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

                  If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for 24 hours to allow the several Underwriters the privilege of substituting within 24 hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) reasonably satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further 24 hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, reasonably satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

                  In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 10, the Company shall not be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, other than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

                  The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

         11.      Effective Date of this Agreement and Termination.

                           (a)      This Agreement shall become effective at the
earlier of (i) 6:30 A.M., San Francisco time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 hereof before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 4(j) (to the extent
Section 4(j) by its terms applies), 5 and 8 hereof.

                           (b)      You, as Representatives of the several
Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or the Prospectus, which, in your reasonable judgment, is material and adverse,
(ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, (iii) if the

Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of America of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(j), 5 and 8 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.

                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

         12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o BancAmerica Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention: General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Aztec Technology Partners, Inc., 52 Roland Street, Boston, Massachusetts 02129, Attention: Chief Executive Officer, telecopier number (617) 623-5888, with a copy to George P. Stamas, Esq., Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, telecopier number (202) 663-6363.

         13. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in
Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

                  In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by BancAmerica Robertson Stephens on behalf of you.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         15. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

                            [signature page follows]

                  If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.

                                          Very truly yours,

                                          AZTEC TECHNOLOGY PARTNERS, INC.

                                          By:______________________
                                              James E. Claypoole
                                              President, Chairman of the Board
                                              and Chief Executive Officer

Accepted as of the date
first above written:

BANCAMERICA ROBERTSON STEPHENS
VOLPE BROWN WHELAN & COMPANY, LLC
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

On their behalf and on behalf of each
of the several Underwriters named in
Schedule A hereto:

By BANCAMERICA ROBERTSON STEPHENS

By: ______________________________
         Authorized Signatory

                                   SCHEDULE A

                                                                       Number of
                                                                     Firm Shares
                                                                           To Be


Underwriters                                                      Purchased
------------                                                      ---------
BancAmerica Robertson Stephens ......................
Volpe Brown Whelan & Company, LLC ...................
Friedman, Billings, Ramsey & Co., Inc. ..............

Total ...............................................

                                   SCHEDULE B

Name
----
James E. Claypoole
Ira Cohen
Elizabeth M. Claypoole
Jonathan J. Ledecky